UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2012

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 6, 2012, Salix Pharmaceuticals, Inc., a wholly-owned subsidiary of Salix Pharmaceuticals, Ltd., and Alfa Wassermann S.p.A. entered into an Amended and Restated License Agreement to restructure their arrangements for the exploitation of rifaximin products.

Rights and Licenses Granted by Alfa to Salix. Under the new agreement, Alfa grants Salix an exclusive license to develop and commercialize rifaximin products for travelers’ diarrhea (TD), hepatic encephalopathy (HE) or irritable bowel syndrome (IBS) in Salix’s territory of the United States and Canada, as well as non-exclusive rights to develop such products outside Salix’s territory. The license does not extend to Alfa’s extended intestinal release formulation of rifaximin (EIR formulation). Salix is obligated to pay Alfa royalties, at the same range of rates as under the previous agreement, on net sales of such products.

Alfa grants Salix an exclusive license to develop and commercialize rifaximin (including EIR formulation) products for Crohn’s disease (CD) in Salix’s territory and a non-exclusive license to develop such products worldwide. In respect of such license, Salix is obligated to pay Alfa a non-refundable upfront fee of $10 million, a $25 million milestone payment (subject to reduction) upon receipt of marketing authorization in the United States for an EIR formulation product for CD, and milestones based on sales of EIR formulation products for CD of up to $205 million. In addition, Salix is required to pay Alfa royalties on sales of EIR formulation products for CD at percentage rates ranging in the low double digits. If Salix undertakes the commercialization in its territory of a non-EIR formulation rifaximin product for CD, then, except in certain circumstances, sales of such product will be treated as if they were sales of an EIR formulation product for purposes of Salix’s sales milestone and royalty obligations. Salix agrees to assume responsibility for the completion of development, including regulatory approval applications in Salix’s territory, of an EIR formulation product for CD.

Alfa grants Salix an exclusive license to develop and commercialize EIR formulation products for TD, HE and IBS in Salix’s territory. Salix is obligated to pay Alfa royalties on sales of such products at rates, to be determined at the time, within the range between the royalty rates payable by Salix in respect of non-EIR formulation products for TD, HE and IBS and the royalty rates payable by Salix in respect of EIR formulation products for CD. Alfa also grants Salix an exclusive license to develop and commercialize in Salix’s territory rifaximin (including EIR formulation) products for gastrointestinal and respiratory tract indications other than TD, HE, IBS and CD. Salix is obligated to pay Alfa royalties, at rates to be determined by good faith negotiation between the parties or arbitration, on net sales of such products.

Alfa may terminate Salix’s rights to the EIR formulation if Salix abandons development of EIR formulation products for CD. Salix may terminate its rights to the EIR formulation at any time. In the event any such termination occurs prior to the completion of development of EIR formulation products for CD, Salix will be obligated to fund the remaining development of such products as contemplated by the then-current development plan.

Rights and Licenses Granted by Salix to Alfa. Salix grants Alfa a paid-up exclusive license to develop and commercialize outside of Salix’s territory rifaximin products, excluding those utilizing novel formulations of rifaximin discovered by Salix after the effective date of the new agreement (novel formulations), in the collaboration field of HE and gastrointestinal and respiratory tract indications.

Salix grants Alfa the right to obtain a license to develop and commercialize outside Salix’s territory a single rifaximin product, to be designated by Salix, that utilizes a novel formulation for a single indication in the collaboration field. The consideration to be paid by Alfa in respect of such license is to be determined at the time using the same principles that were used to establish the consideration to be paid by Salix to Alfa in respect of EIR formulation products for CD. If Alfa declines to exercise its option after Salix has presented specified information and study results, then Alfa will have no further right to obtain such a license.

Salix grants Alfa an exclusive license to develop and commercialize outside Salix’s territory novel formulation products (other than the designated product described above) in the collaboration field. Alfa is obligated to pay Salix royalties on net sales of such products at rates, to be determined at the time, not greater than the royalty rates payable by Alfa in respect of the designated product. If Alfa declines to exercise its option to obtain a license to the designated product after Salix has presented specified information and study results, which in certain circumstances must include the results of Phase II clinical trials for the designated product, then the license described in this paragraph will terminate.

Reduction and Termination of Royalty Obligations. The agreement contains provisions for the reduction or termination, on a product-by-product and country-by-country basis, of each party’s royalty obligations.

Trademarks. As part of the transaction, Salix and Alfa entered into trademark license agreements pursuant to which each will make available to the other relevant trademarks for specified uses. A royalty will be payable, at a percentage rate in the low single digits, by each party for use of trademarks licensed to it by the other party in respect of net sales of products as to which royalty obligations under the Amended and Restated License Agreement have terminated.

Supply Arrangements. Salix and Alfa also entered into an amendment to their existing Supply Agreement, dated June 24, 1996, as amended, to provide, subject to the parties’ agreement on price and other terms at the time, for Alfa to continue to supply a portion of Salix’s requirements for rifaximin beyond the current July 12, 2014 expiration date for such supply arrangements.

Salix and Alfa entered into a supply agreement providing for Alfa to supply Salix’s requirements of EIR formulation products at a price equal to the greater of a percentage, in the low double digits, of Salix’s net sales of the relevant products and Alfa’s cost to produce the products plus a specified percentage, also in the low double digits.

The description of the Amended and Restated License Agreement and related agreements provided above is qualified in its entirety by reference to the full and complete terms contained in such agreements, copies of which will be filed as exhibits to Salix’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012.

Item 8.01	Other Events.

On August 8, 2012, Salix issued a press release announcing its entry into the Amended and Restated License Agreement and related agreements. A copy of this press release is attached as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specified reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: August 10, 2012

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer